SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-54205

Date of Report: January 16, 2015

HUAYUE ELECTRONICS, INC.

Delaware	20-2188353
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

51 Huilingxi Road, Zhouhuizheng, Wujin District Changzhou, Jiangsu Province, P.R. China	213022
(Address of principal executive offices)	(Zip Code)

86-519-83630688
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Change in Registrant’s Certifying Accountant

On January 16, 2015 the Board of Directors of Huayue Electronics, Inc. dismissed KCCW Accountancy Corp. as its independent public accounting firm  There is no audit committee of the Board of Directors.

The audit report of KCCW Accountancy Corp. on Huayue Electronics, Inc.’s financial statements for the year ended May 31, 2014 did not contain any adverse opinion or disclaimer of opinion or qualification.  KCCW Accountancy Corp. did not, during the applicable periods, advise Huayue Electronics, Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the subsequent interim period through August 14, 2014, there was no (i) disagreement between Huayue Electronics, Inc. and KCCW Accountancy Corp. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused KCCW Accountancy Corp. to make reference to the subject matter of such disagreement in connection with its report, or (ii) “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Huayue Electronics, Inc. has requested KCCW Accountancy Corp. to furnish a letter addressed to the Securities Exchange Commission stating whether or not KCCW Accountancy Corp. agrees with the statements in this 8-K.  A copy of the letter will be filed with an amendment to this 8-K when received.

On the same day, Huayue Electronics, Inc. retained the firm of Canuswa Accounting & Tax Service Inc. to serve as its new independent public accounting firm.  At no time during the past two fiscal years or any subsequent period prior to January 16, 2015 did Huayue Electronics, Inc. consult with Canuswa Accounting & Tax Service Inc. regarding any matter of the sort described above with reference to KCCW Accountancy Corp., any issue relating to the financial statements of Huayue Electronics, Inc., or the type of audit opinion that might be rendered for Huayue Electronics, Inc.

Item 9.01                      Financial Statements and Exhibits

Exhibits

16.	Letter from KCCW Accountancy Corp. - to be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2015	Huayue Electronics, Inc.

By: /s/ Pan Shudong
Pan Shudong, Chief Executive Officer